Exhibit 10.1

AGREEMENT OF LEASE

THIS AGREEMENT entered into this 1st day for August, 2006, by and between Stinson Bailey and Doris Bailey, his wife (hereinafter designated as “Lessors”), and Orban/CRL Systems Inc. (hereinafter designated as “Lessee”),

WITNESSETH

Lessor leases to Lessee the following described property, situated in the County of Saline and State of Arkansas, to-wit:

920 Edison Avenue, Suites 1, 2, 3, and 4, Benton, Arkansas.

The term of this Lease is (4) years, commencing on the 1st day of August, 2006, and ending on August 1st 2010. The rent and rental for said property is $ 4000.00 per month.

Lessee hereby agrees and promises to pay to Lessor the sum of $4000.00 on the 1st day of August, 2006, and $4000.00 per month on or before the 1st day of each and every month, at the place that Lessor shall designate. Any installment of rent which is not paid within 10 days from the due date shall bear interest at the rate of 10% per annum from the due date until paid.

The parties hereto covenant as follows:

1.

Lessee will promptly pay the stipulated rental at the place designated, and if Lessee shall be in arrears for twenty (20) days at any time, it shall be an act of default.

2.

The leased premises are to be used by Lessee for the purpose of assemble, electrical components and this lease cannot be assigned or sublet, in whole or in part, without the written consent of Lessor first obtained.

3.

Lessee will not do, or permit anything to be done, in, upon or about the leased premises that increases the fire hazard beyond that which exists by reason of ordinary use or occupancy of the premises as a part of its operations, and Lessee agrees to pay to Lessor on demand any increase in insurance premiums on the building and improvements which Lessor may have to pay because of Lessee’s use or occupancy of the premises. Lessee or any part thereof.

4.

Lessee will not do or permit to be done anything in, about or upon the leased premises that conflicts with the State or Municipal laws, or the regulations of the Fire Department or Board of Health, that creates a nuisance, or that is dangerous to persons or property.

5.

Lessor’s interest in this Lease shall pass to and vest in Lessor’s heirs and assignees.

6.

It is agreed that Lessee shall not have the right to make changes, alterations and improvements on the leased premises without the written consent of Lessor first obtained, or to create any lien or encumbrance against said property.

7.

Lessee agrees to keep the premises clean at all times.

8.

Lessor will pay the taxes assessed against the real property and the improvements thereon.

9.

Lessor agrees to pay for the water and sewer services to the leased premises.

10.

Lessee assumes all risk of and liability with respect to all matters covered by standard form liability insurance. In addition, Lessee shall carry liability insurance with Lessor as a named insured in an amount of not less that $1,000,000.

11.

In the event of a breach of any of the terms or conditions hereof by Lessee, Lessor may: (a) take possession of the leased premises and lease the same for the account of Lessee upon such terms as may be acceptable to Lessor, and apply the proceeds received from such leasing, after paying the expenses thereof, toward the payment of the rent which Lessee herein is obligated to pay and collect the balance thereof from Lessee; or (b) to take possession of the leased premises and collect from the Lessee all damages sustained by reason of such breach; or (c) to pursue any remedy or remedies which may be available at law or in equity.

12.

Should bankruptcy, insolvency or receivership proceeding of any kind be instituted by Lessee, or should Lessee be adjudicated as bankrupt or insolvent, then at the option of Lessor, it shall be considered a breach of the terms and conditions of this Lease, and Lessor may pursue the remedies provided for in Paragraph 11 hereof.

13.

Time is of the essence of each of the agreements and conditions herein to be preformed by Lessee. The failure of Lessor to insist upon performance of any of the agreements and conditions herein in any one or more instances shall not be a waiver of the right thereafter to insist upon full and complete performance of such agreements and conditions. Receipt by Lessor of rent with knowledge of the breach of any of the agreements and conditions hereof shall not be deemed a waiver of such breach.

14.

In the event or either a partial or total destruction of the leased premises by fire cyclone or act of God, Lessor, its successors and/or assigns shall proceed with all reasonable diligence, delay due to adjustment of insurance loss or other unavoidable delays excepted, to restore the said premises, and this Lease shall continue in force and effect, except that as the sole and exclusive remedy of Lessee there shall be a proportionate abatement of the rental payable by Lessee during the time the said premises are untenantable or in part untenantable, except that, in the event of a total destruction of the premises, Lessor shall not be obligated to rebuild (total destruction is defined as a loss exceeding 50%).

15.

Any notice provided for herein will be deemed to have been given Lessee when deposited in any Post Office or substation thereof and sent by registered mail addressed to the Lessee.

16.

Upon the expiration of this lease, either in due course or by breach of any of its provisions, Lessee will restore the leased premises to Lessor in as good condition as when possession was taken by Lessee, ordinary wear and tear being excepted and approved alterations excepted.

17.

Lessee hall have the option to extend this Lease for a period of four (4) years with the rent being negotiable by notification to Lessor, in writing, at least thirty (30) days prior to the expiration of the Lease.

18.

In the event Lessee should remain in possession of the premises after the expiration of this Lease, without the execution of a new Lease, unless otherwise agreed, it shall be deemed to be occupying the leased premises as a Tenant at will.

19.

Wherever the word “Lessee” is used, it shall apply to and bind the heirs and assigns of the original Lessee.

20.

The addresses of the Lessors and Lessee, respectively, are 1920 Congo Road, Benton, Arkansas 72015, and 7970 South Kyrene Road, Tempe, Arizona 85284.

IN WITNESS WHEREOF, the parties have executed this Lease in duplicate, on the date first above written.

LESSEE:

LESSORS:

FOR: Orban/CRL Systems, Inc.

BY: _______________________

_________________________

        C. JAYSON BRENTLINGER

STINSON BAILEY

DATE:

 ____________________

DATE:  __________________

__________________________

DORIS BAILEY

DATE:  __________________